UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2020

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Suite 100 Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	KWBT	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 8.01 Other Events	2

SIGNATURES	3

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Item 8.01 Other Events.

On March 6, 2020, Kiwa Bio-Tech Products Group Corporation (the “Company”) provided an update on the impact of the Coronavirus outbreak on its business and operation.

The preparation of the Company’s Annual Report including financial statements and completion of the auditing process has been delayed by Government-imposed quarantines, office closings and travel restrictions which affect both the Company’s and its service provider’s personnel. Specifically, the Company has significant operations in the city of Yangling, Shaanxi Province, China. Due to concerns related to the spread of the Coronavirus, the entire city of Yangling has been locked down by the Government of China since January 25, 2020. All of the Company’s employees in this area have been required by the Government to stay at home until further notice, subject to the containment of the Coronavirus. Banks in the area are not engaged in normal operations and specific bank reporting required to complete the Company’s audit cannot be obtained at this time. In compliance with the Government’s health emergency rules in place, the Company’s building has been temporarily closed since January 19, 2020 and people are not allowed to enter the office and to access certain of the Company’s business records located in it. Due to Government-imposed quarantines, office closings and travel restrictions affecting the Company’s personnel and service providers, the Company’s accounting department has been unable to process certain of its accounting records and receipts required to complete the audit of the Company’s financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2020

Kiwa Bio-Tech Products Group Corporation

/s/ Wade Li
By:	Wade Li
Title:	Chief Executive Officer

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